Exhibit Number 99.1


Press Release

The Profit Recovery Group International Announces Shareholder Approval For Acquisition of Howard Schultz & Associates

Transaction to Close Today; Four New Directors Elected

ATLANTA, Jan. 24 /PRNewswire-FirstCall/ -- The Profit Recovery Group International, Inc. (Nasdaq: PRGX - news) today announced shareholder approval of the Company's issuance of shares and options to acquire Howard Schultz & Associates International, Inc. (HS&A). The transaction, which involves the issuance by PRG of 14,759,970 shares of PRG common stock and options to purchase approximately 1,100,000 shares of PRG common stock to acquire substantially all of the assets of HS&A and substantially all of the stock of certain of its affiliated foreign operating companies, is expected to close later today. The Company, whose name has been changed to PRG-Schultz International, Inc., remains headquartered in Atlanta and its common stock will continue to be traded on Nasdaq under the ticker symbol PRGX.

The close of this transaction marks the beginning of a new era in the evolution of our company, and the industry as a whole," said John Cook, chief executive officer of PRG-Schultz. "As the world of technology continues to rapidly evolve, and the volume of business transactions processed continues to grow, significant investments and resources are required to best serve our clients' businesses. The combination of our two companies enables us to pool our best practices, consolidate our research and development efforts, and leverage our unique areas of specialization, resulting in an organization that offers the most comprehensive accounts payable services in the industry. At the same time, we expect to realize significant operating synergies to drive profitability -- all for the benefit of our clients, our associates and our shareholders."

PRG-Schultz also announced today that, at the special meeting, shareholders approved the election of four new directors. Howard Schultz, founder of HS&A and its chairman since 1970, has been elected chairman of PRG-Schultz's board of directors. The three other directors elected today include Andrew Schultz, executive vice president and member of HS&A's board of directors since January 2000, Nate Levine, founder and chief executive officer of ETAN Industries, which owns Cable Management Associates, a multiple cable system operator serving over 55,000 subscribers, and Arthur Budge, Jr., president and chief executive officer of Five States Energy Company, an owner of a portfolio of oil and gas investments. John Cook continues in his role as chief executive officer and president.

Conference Call and Webcast Information

As previously announced, PRG will hold a conference call tomorrow, January 25, 2002 at 9:00 a.m. EST to further discuss the information in this press release and to provide an update with respect to other company developments. To access the conference call, listeners in the US should dial 888.396.0289 at least 5 minutes prior to the start of the conference. Listeners outside the US should dial 712.257.2285. To be admitted to the call, provide the leader's name "John Cook" and the passcode "PRGX." The teleconference will also be audiocast on the Internet at www.prgx.com . Microsoft Windows Media Player is required to access the audiocast. Media Player can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRG-Schultz International, Inc.

Headquartered in Atlanta, PRG-Schultz International, Inc. (PRG-Schultz) is the world's leading provider of recovery audit services. PRG-Schultz's accounts payable operations employ approximately 3,100 employees in 34 countries providing clients with insightful value to optimize and expertly manage their business transactions. PRG-Schultz's clients represent a variety of industries including retailing, wholesale distribution, manufacturing, government, high-tech and healthcare organizations. Shares of PRG-Schultz are traded on the Nasdaq National Market under the symbol PRGX. For additional information visit the web site at www.prgx.com.

Forward-Looking Statements

Statements made in this news release which look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include the following: (i) we may not be able to successfully integrate Howard Schultz and Associates and achieve the planned post- acquisition synergy cost savings due to unexpected costs, loss of former Schultz auditors and other personnel, loss of revenue with respect to shared clients and other reasons,
(ii) if the current economic slowdown continues, our clients may not return to previous purchasing levels, and as a result we may be unable to recognize anticipated revenues, (iii) the effect of bankruptcies of our larger clients, including without limitation, potential negative effects of the recent K-Mart bankruptcy filing, (iv) in general, if announced divestitures are not sold by March 15, 2002, accounting regulations will require that their results be reincluded in continuing operations, and since these businesses have been operated during the last year primarily for the purpose of preparing them for sale, they may require additional time and effort of company executives and additional company resources to help them achieve profitability and may distract management from its focus on the company's core accounts payable business, and there is no guaranty that the company can operate these businesses efficiently and profitably, (v) the previously announced intention to dispose of the discontinued operations has in some instances resulted in the loss of key personnel and diminished operating results in such operations which may be difficult to reverse going forward, (vi) we may not achieve anticipated expense savings, (vii) our past and future investments in technology and e-commerce may not benefit our business, (viii) our Accounts Payable businesses may not grow as expected, and (ix) our international expansion may prove unprofitable, Other risks and uncertainties that may affect our business include (i) our ability to effectively manage our business during our business integration with Howard Schultz and Associates, (ii) the possibility of an adverse judgment in pending securities litigation, (iii) the impact of certain accounting pronouncements by the Financial Accounting Standards Board or the United States Securities and Exchange Commission, (iv) potential timing issues that could delay revenue recognition, (v) the effect of strikes, (vi) future weakness in the currencies of countries in which we transact business, (vii) changes in economic cycles,
(viii) competition from other companies, (ix) changes in governmental regulations applicable to us, and other risk factors, detailed in our Securities and Exchange Commission filings, including the Company's definitive proxy statement filed December 19, 2001. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

SOURCE: Profit Recovery Group International, Inc.

1439626